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                                                                   EXHIBIT 10.35

                                 January 14, 2000


Mr. Herbert Hribar
13403 Running Pump Court
Herndon, VA  20171


Dear Mr. Hribar:

          Interliant, Inc., a Delaware corporation (the "Company"), hereby agrees to employ you and you hereby agree to accept such employment under the following terms and conditions:

          1.  Term of Employment.
              ------------------

          (a) Except for earlier termination as provided in Section 8 below, your employment under this Agreement shall be for an initial term commencing on or before February 15, 2000 (the "Effective Date") and terminating on the third anniversary of the Effective Date (the "Initial Term"),

          (b) After the Initial Term, this Agreement shall be automatically renewed for successive renewal terms of one year each, unless prior to the end of any such renewal term either party shall have given to the other party at least 90 days' prior written notice of its intention not to renew this Agreement.

          2.  Compensation.
              ------------

          (a) You shall be compensated for all services rendered by you under this Agreement at the rate of $350,000 per annum (such salary, as it may from time to time be increased, is hereinafter referred to as the "Base Salary"), payable in semi-monthly installments. Prior to each anniversary of the Effective Date, the Board of Directors shall review your performance, the earnings of the Company during the prior year and the Company's economic prospects for the coming year and shall consider in its discretion whether to increase the Base Salary payable to you hereunder.

          (b) With respect to each year during the term of this Agreement, you shall be eligible to receive an incentive bonus of up to $350,000
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based upon your meeting the performance milestones set forth on Exhibit 2(b)
                                                                ------------
annexed hereto.

          (c) On the Effective Date, the Company will make an interest free loan to you in the amount of $250,000. Such loan must be repaid on the first anniversary of the Effective Date; provided, however, that any sums received by
                                   --------  -------
you prior to such date pursuant to Section 2(b) above must be applied to prepay such loan. On the Effective Date, you shall execute and deliver to the Company a promissory note in the form attached hereto as Exhibit 2(c).
                                                 ------------

          (d) The Company shall grant to you, on the Effective Date, options to purchase an aggregate of one million five hundred thousand (1,500,000) shares of the Company's common stock (the "Options") in three Tranches as follows:

Tranche No. 1: 500,000 shares with an exercise price of $12.00 per share. Tranche No. 2: 500,000 shares with an exercise price of $18.00 per share. Tranche No. 3: 500,000 shares with an exercise price of $24.00 per share.

     The Options shall be exercisable in installments in accordance with the following vesting schedule:

CumulativeDate                           Vested Percentage      Balance Vested
--------------                           -----------------      --------------
First Anniversary of Effective Date      25% of each Tranche    25% of each Tranche

Second Anniversary of Effective Date     25% of each Tranche    50% of each Tranche

Third Anniversary of Effective Date      25% of each Tranche    75% of each Tranche

Fourth Anniversary of Effective Date     25% of each Tranche    100% of each Tranche

          (e) Upon a Change of Control (as such term is defined in the Plan) (i) all Options will fully vest and (ii) you shall be paid by the Company an amount equal to one year's worth of Base Salary in effect as of the date of the Change of Control.

          3.  Duties.
              ------

          (a) You shall serve as the Chief Executive Officer of the Company, subject to the direction and control of the Board of Directors of the Company. You shall also be a member of the Board of Directors of the Company. Your principal office shall be located in the vicinity of Purchase, New York.

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          (b) You shall devote your full business time, energies and attention to the business and affairs of the Company and its subsidiaries.
Notwithstanding the foregoing, you shall be entitled to serve as a member of the Board of Directors of one unrelated company so long as such company does not compete with the Company.

          (c) You shall, except as otherwise provided herein, be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees.

          4.  Benefits.   You shall be entitled to such benefits, if any, as are
              --------
generally provided by the Company to its senior executive employees including, without limitation, personal leave, sick leave, and holiday leave to the extent such leaves are provided to all senior executive employees. You also shall have the benefit of any life and medical insurance plans, pensions and other similar plans as the Company may have or may establish from time to time for its senior executive employees. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, and no such action or failure thereof shall affect this Agreement. In addition, you shall be entitled to 21 work days' paid vacation per year and the Company, as a Company expense, shall allow you to use the Company's leased suite or apartment in the vicinity of Purchase, New York. The Company shall also reimburse you for expenses associated with relocating personal effects from Denver to Washington, D.C. and in an amount not to exceed $5,000 for up to four months early termination of your apartment in Denver.

          5.  Expenses.  The Company will reimburse you for reasonable expenses,
              --------
including travel expenses, incurred by you in connection with the business of the Company upon the presentation by you of appropriate substantiation for such expenses including incremental expenses associated with travel to and from Washington, D.C.

          6.  Confidentiality, Non-Interference and Proprietary Information.
              -------------------------------------------------------------

          (a) Confidentiality.  In the course of your employment by the Company
              ---------------
hereunder, you will have access to confidential or proprietary data or information of the Company and its operations. You will not at any time divulge or communicate to any person nor shall you direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing your duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such data or

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information. The provisions of this Section 6(a) shall survive your employment hereunder, whether by the normal expiration thereof or otherwise. The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public including, without limitation, personnel information, financial information, customer lists, supplier lists, trade secrets, information regarding operations, systems, services, knowhow, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data.

          (b) Non-Interference.  You agree that you will not at any time after
              ----------------
the termination of your employment by the Company, for your own account or for the account of any other person, tortiously interfere with the Company's relationship with any of its suppliers, strategic partners, customers or employees.

          (c) Proprietary Information and Disclosure.  You agree that you will
              --------------------------------------
at all times promptly disclose to the Company (which, for the purposes of this Section 6, shall include the Company and any subsidiaries and affiliates of the Company), in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, programs methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trade-marked, copyrighted or patented) conceived or developed or created by you during or in connection with your employment hereunder and which relate to the business of the Company and any subsidiaries or affiliates ("Intellectual Property"). You agree that all such Intellectual Property shall be works made for hire under U.S. copyright law and shall be the sole property of the Company. You further agree that you will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectible rights in such Intellectual Property.

          (d) Return of Property.  All written materials, records and documents
              ------------------
made by you or coming into your possession during your employment concerning any products, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of your employment, or upon request of the Company during your employment, you shall promptly deliver same to the Company. In addition, upon termination of your employment, or upon request of the Company during your employment, you will deliver to the Company all other Company property in your possession or under your control, including, but not limited to, financial statements, marketing and sales data, patent applications, drawings and other documents, and all Company credit cards and automobiles.

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          7.  Equitable Relief.   With respect to the covenants contained in
              ----------------
Section 6 of this Agreement, you agree that any remedy at law for any breach of said covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder or any other relief a court might award.

          8.  Earlier Termination.  Your employment hereunder shall terminate
              -------------------
prior to the expiration of the Initial Term (or any renewal term, in the event of renewal) on the following terms and conditions:

               (a) This Agreement shall terminate automatically on the date of your death. Upon any termination pursuant to this Section 8(a), the Company's sole obligation shall be to pay your estate one year's worth of Base Salary in effect as of the date of your death. Such amounts shall be paid to your estate as and when such amounts would have been due had your employment continued.

               (b) This Agreement shall be terminated if you are unable to perform your duties hereunder for 90 days (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability. The disability shall be deemed to have occurred on the 90th day of your absence or lack of adequate performance. Upon any termination pursuant to this Section 8(b), the Company's sole obligation shall be to pay you one year's worth of Base Salary in effect as of the date of termination of your employment hereunder. Such amounts shall be paid to you as and when such amounts would have been due had your employment continued.

               (c) This Agreement shall terminate immediately upon the Company's sending you written notice terminating your employment hereunder for "Just Cause," which shall mean your gross dereliction of duty or any legal or moral actions that would prevent you from carrying out your duties as anticipated by the Board of Directors of the Company; provided, however, that the Company shall be required to deliver to you thirty days' prior written notice of its intention to terminate this Agreement pursuant to this Section 8(c) whereupon you shall have a period of 90 days to cure the acts or omissions giving rise to "Just Cause."

               (d) This Agreement shall terminate immediately upon the Company's sending you written notice terminating your employment hereunder (without Just Cause therefor having been given by you) for any reason or for no reason. Upon any termination pursuant to this Section 8(d), the Company's sole obligation to you shall be to pay you one year's worth of Base Salary in effect as of the date of termination of your employment hereunder. Such amounts shall be paid to you as and when such amounts would have been due

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had your employment continued. Upon a termination of this Agreement pursuant to this Section 8(d) you shall automatically be credited with one additional year of employment for purposes of the Option vesting schedule set forth in Section 2(d) above.

               (e) Except as specifically set forth in Section 9(d) above, upon termination of this Agreement, the Company's obligations hereunder shall cease.

          9.   Representation and Warranty.  You represent and warrant to the
               ---------------------------
Company that the execution, delivery and performance of this Agreement by you will not conflict with or result in a violation of any agreement to which you are a party or any law, regulation or court order applicable to you.

          10.  Entire Agreement; Modification.  This Agreement constitutes the
               ------------------------------
full and complete understanding of the parties with respect to your employment arrangements. No representations, inducements, promises, agreements or understandings, oral or otherwise, have been made by either party to this Agreement, or anyone acting on behalf of either party, which are not set forth herein, and any others are specifically waived. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

          11.  Severability.  Any term or provision of this Agreement which is
               ------------
invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

          12.  Waiver of Breach.  The waiver of either party of a breach of any
               ----------------
provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach,

          13.  Notices.  All notices hereunder shall be in writing and shall be
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sent by express mail or by certified or registered mail, postage prepaid, return receipt requested, if to you, to your residence as listed in the Company's records, and if to the Company, to its address set forth at the head of this Agreement, attention of Chairman with a copy to the Company's General Counsel at the same address.

          14.  Assignability; Binding Effect.  This Agreement shall not be
               -----------------------------
assignable by you without the written consent of the Board of Directors of the Company. This Agreement shall be binding upon and inure to the benefit of

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you, your legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

          15.  Governing Law.  All questions pertaining to the validity,
               -------------
construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to the conflicts or choice of law provisions thereof.

          16.  Headings.  The headings of this Agreement are intended solely for
               --------
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          17.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          18.  Disputes.  In the event of any dispute under this Agreement, the
               --------
non-prevailing party shall pay all legal fees and expenses of the prevailing party.

          19.  Review of this Agreement.  You acknowledge that you have (a)
               ------------------------
carefully read this Agreement, (b) had an opportunity to consult with independent counsel with respect to this Agreement and (c) entered into this Agreement of your own free will.

          If this letter correctly sets forth our understanding, please sign the duplicate original in the space provided below and return it to the Company, whereupon this shall constitute the employment agreement between you and the Company effective and for the term as stated herein.

                              INTERLIANT, INC.

                                   /s/ Leonard J. Fassler
                              By: ________________________
                                     Leonard J. Fassler,
                                     Co-chairman


Agreed as of the date
first above written:

/s/ Herbert Hribar
___________________________
Herbert Hribar

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                                  EXHIBIT 2(b)
                                  ------------

                            Targeted Incentive Bonus
                            ------------------------

          A. For the period beginning on the Effective Date and ending on the first anniversary of the Effective Date you shall be entitled to receive the following incentive bonus.

               (i) Upon completion by you and approval by the Board of Directors of the Company of the year 2000 business plan (which should be completed and approved by March 31, 2000) you will be entitled to receive $175,000.

               (ii) Upon achievement of key measures of the annual business plan (revenue and EBITDA), you will be entitled to receive an additional $175,000.

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                                  EXHIBIT 2(c)
                                  ------------



                                 PROMISSORY NOTE
                                 ---------------


$250,000                                                        February 1, 2000


          FOR VALUE RECEIVED, the undersigned, Herbert Hribar ("Payor"), hereby promises to pay to the order of Interliant, Inc. ("Payee") the sum of Two Hundred Fifty Thousand Dollars ($250,000) in lawful currency of the United States of America on February 1, 2001; provided, however, that any sums received by Payor pursuant to Section 2(b) of the Employment Agreement dated January 14, 2000 between Payor and Payee must be applied by Payor to prepay this Note. This Note shall not bear interest.

          This Note shall be deemed to have been made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance, and none of its terms or provisions may be waived, altered, modified or amended except as Payor or Payee may consent thereto in writing.

          IN WITNESS WHEREOF, Payor has executed and delivered this Note to Payee as of the date first above written.



                                    /s/ Herbert Hribar
                                    ----------------------------------
                                    By: Herbert Hribar

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